Filed Pursuant to Rule 424(b)(3)
Registration No. 333-283803
PROSPECTUS

Up to $100,000,000

Common Stock

We have entered into a sales agreement, or the Sales Agreement, with Leerink Partners LLC, or Leerink Partners, dated December 13, 2024, relating to the sale of shares of our common stock, par value $0.0001 per share, or the Common Stock, offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus we may offer and sell shares of our Common Stock having an aggregate offering price of up to $100,000,000 from time to time through Leerink Partners, acting as our agent.
Our Common Stock is listed on the Nasdaq Global Market, or Nasdaq, under the symbol “RNAC.” On January 7, 2025, the last reported sale price of our Common Stock on Nasdaq was $17.16 per share.
Sales of our Common Stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Leerink Partners is not required to sell any specific amount of our Common Stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Leerink Partners will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page 18 for additional information regarding the compensation to be paid to Leerink Partners.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Leerink Partners
The date of this prospectus is January 8, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process, and relates to the offering of our Common Stock. Under this shelf registration process, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. Before buying any of the Common Stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision.
When we refer to “Cartesian,” “we,” “our,” “us,” the “Company” and “our company” in this prospectus, we mean Cartesian Therapeutics, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.
This prospectus describes the specific details regarding this offering of Common Stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statements in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus or any free writing prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at www.cartesiantherapeutics.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
This prospectus, including the documents incorporated by reference into this prospectus, also includes trademarks, tradenames and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols.
We have not, and Leerink Partners has not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not, and Leerink Partners is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus and the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements, expressed or implied, included herewith are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus and the documents incorporated by reference herein should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Factors that may affect our results are disclosed in “Risk Factors” beginning on page 9 of this prospectus, and in the documents incorporated by reference into this prospectus and included or incorporated by reference in this prospectus. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:
•	any future payouts under the contingent value right, or CVR, issued to our holders of record as of the close of business on December 4, 2023;
•	our ability to achieve the expected benefits or opportunities and related timing with respect to the Merger or to monetize any of our legacy assets;
•	our future results of operations and financial position, business strategy, and the length of time that we believe our existing cash resources will fund our operations;
•	our market size and our potential growth opportunities;
•	our preclinical and clinical development activities;
•	the efficacy and safety profile of our product candidates;
•	the potential therapeutic benefits and economic value of our product candidates;
•	the timing and results of preclinical studies and clinical trials;
•	the expected impact of macroeconomic conditions, including inflation, increasing interest rates and volatile market conditions, current or potential bank failures;
•	global events, including the ongoing conflicts between Russia and Ukraine and between Hamas and Israel and geopolitical tensions in China on our operations;
•	the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates;
•	potential litigation related to the Merger instituted against us or our directors;
•	our ability to prevent or minimize the effects of litigation and other contingencies;
•	our status as a preclinical and development-stage company and our expectation to incur losses in the future, and the possibility that we never achieve or maintain profitability;
•	uncertainties with respect to our ability to access future capital;
•	our ability to maximize the value of our pipeline of product candidates;
•	our unproven approach to therapeutic intervention;
•	our ability to enroll patients in clinical trials, timely and successfully complete those trials and receive necessary regulatory approvals;
•	our ability to continue to grow our manufacturing capabilities and resources;

•	our ability to manufacture our product candidates, which in some cases are manufactured on a patient-by-patient basis;
•	our ability to access manufacturing facilities and to receive or manufacture sufficient quantities of our product candidates;
•	our ability to maintain our existing or future collaborations or licenses and to seek new collaborations, licenses or partnerships;
•	the impact of resurgence of the COVID-19 pandemic on our operations, the continuity of our business, including our preclinical studies and clinical trials, and general economic conditions;
•	our ability to protect and enforce our intellectual property rights;
•	federal, state, and foreign regulatory requirements, including U.S. Food and Drug Administration, or FDA, regulation of our product candidates;
•	our ability to obtain and retain key executives and retain qualified personnel; and
•	developments relating to our competitors and our industry, including the impact of government regulation.
The foregoing list may not contain all of the forward-looking statements made in this prospectus.
These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a competitive industry, and new risks emerge from time to time. It is not possible for the management of Cartesian to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus.
The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in expectations, except as required by law.
You should read this prospectus, the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein with the understanding that the actual future results, levels of activity, performance, events and circumstances of Cartesian may be materially different from what is expected.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete, and in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.cartesiantherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Cartesian’s website and the information contained on, or that can be accessed through, such website are not deemed to be incorporated by reference in, and are not considered part of, this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-37798 unless otherwise stated), which are considered to be a part of this prospectus:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024.
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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A relating to our 2024 Annual Meeting of Stockholders, filed with the SEC on April 26, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 8, 2024, August 8, 2024, and November 7, 2024, respectively.
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Our Current Reports on Form 8-K (or amendments thereto) filed with the SEC on January 19, 2024, January 23, 2024, March 5, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), March 14, 2024, March 28, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), April 1, 2024, April 9, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), April 22, 2024, May 22, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), June 17, 2024, July 2, 2024 (except for Item 7.01 and Exhibits 99.1 and 99.2 thereto), September 23, 2024, September 26, 2024, and December 3, 2024 (except for Item 7.01 and Exhibits 99.1 and 99.2 thereto).

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The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 8, 2016, as amended by the description of our Common Stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024, and any further amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until our offering is completed, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Cartesian Therapeutics Inc.
7495 New Horizon Way
Frederick, MD 21703
(301) 348-8698
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS SUMMARY
The Company
We are a clinical-stage biotechnology company developing mRNA cell therapies for the treatment of autoimmune diseases. We leverage our proprietary technology and manufacturing platform to introduce one or more mRNA molecules into cells to enhance their function. Unlike DNA, mRNA degrades naturally over time without integrating into the cell’s genetic material. Therefore, our mRNA cell therapies are distinguished by their capacity to be dosed repeatedly like conventional drugs, administered in an outpatient setting, and given without pre-treatment chemotherapy required with many conventional cell therapies. In an open-label Phase 2 clinical trial in patients with myasthenia gravis, or MG, a chronic autoimmune disease that causes disabling muscle weakness and fatigue, we observed that our lead product candidate, Descartes-08, generated a deep and durable clinical benefit, with all seven participants maintaining improvements in MG severity scales considered clinically meaningful by expert consensus at nine months, and five of the seven participants maintaining improvements in MG severity scales considered clinically meaningful by expert consensus at 12 months. Durability of response in MG is commonly measured over a period of 26 to 52 weeks, and maintenance of response over that period is considered durable.
Our mRNA CAR-T modality is a personalized approach that collects a patient’s T-cells and uses mRNA to introduce a CAR into the cell. The CAR redirects the T-cells to target and destroy pathogenic self-reactive cells. Our mRNA in situ modality is designed to deliver mRNA into a patient’s lymph node to generate CAR-T cells and other proteins that target autoimmunity.
We filed our certificate of incorporation with the Secretary of State of Delaware on December 10, 2007. On November 13, 2023, the Company and the Delaware corporation which, immediately prior to the Merger, was known as Cartesian Therapeutics, Inc., or Old Cartesian, entered into an Agreement and Plan of Merger, or the Merger Agreement, by and among the Company, Sakura Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, or First Merger Sub, Sakura Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, or Second Merger Sub, and Old Cartesian. Pursuant to the Merger Agreement, and simultaneously with execution thereof, (i) First Merger Sub merged with and into Old Cartesian, pursuant to which Old Cartesian was the surviving corporation, or the First Step Surviving Corporation, and became a wholly owned subsidiary of the Company, or the First Merger, and (ii) immediately following the First Merger, Old Cartesian (as the First Step Surviving Corporation) merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving company, or the Surviving Company, and continued under the name “Cartesian Bio, LLC”, or the Second Merger and, together with the First Merger, the Merger. In connection with the Merger and pursuant to the Merger Agreement, the Company (which was known as Selecta Biosciences, Inc. until immediately prior to the Merger) changed its corporate name to Cartesian Therapeutics, Inc.
Corporate Information
Our principal executive offices are located at 7495 New Horizon Way, Frederick, MD 21703, and our telephone number is (301) 348-8698.

THE OFFERING
Common Stock Offered By Us
Shares of our Common Stock having an aggregate offering price of up to $100,000,000.
Common Stock to be Outstanding After this Offering
Up to 28,866,703 shares of our Common Stock, assuming the sale of up to 4,970,178 shares of our Common Stock in this offering at a price of $20.12 per share, which was the closing price of our Common Stock on Nasdaq on December 12, 2024. The actual number of shares of Common Stock issued in this offering will vary depending on how many shares of our Common Stock we choose to sell and the prices at which such sales occur.
Plan of Distribution
“At the market offering” that may be made from time to time on Nasdaq or other existing trading market for our Common Stock through our agent, Leerink Partners. See the section entitled “Plan of Distribution” on page 18 of this prospectus.
Use of Proceeds
We intend to use the net proceeds of this offering for working capital and general corporate purposes, including advancement of our product candidate pipeline. See the section entitled “Use of Proceeds” on page 10 of this prospectus.
Risk Factors
See “Risk Factors” beginning on page 9 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.
Nasdaq Symbol
RNAC
The number of shares of our Common Stock to be outstanding immediately after this offering is based on 23,896,525 shares of our Common Stock outstanding as of September 30, 2024. The number of shares outstanding as of September 30, 2024 excludes as of such date:
•	5,544,719 shares of Common Stock issuable upon the conversion of 166,341.592 shares of Series A Preferred Stock outstanding as of September 30, 2024;
•	437,927 shares of Common Stock issuable upon the conversion of 437,927 shares of Series B Preferred Stock outstanding as of September 30, 2024;
•
586,800 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $19.66 per share under our Amended and Restated 2016 Incentive Award Plan, or the 2016 Incentive Award Plan, of which 12,386 options were vested as of September 30, 2024;

•
256,666 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $20.10 per share under our Amended and Restated 2018 Employment Inducement Incentive Award Plan, or the Inducement Plan, of which no options were vested as of September 30, 2024;

•
1,128,723 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $2.72 per share under the Cartesian Therapeutics, Inc. 2016 Stock Incentive Plan, or the 2016 Stock Incentive Plan, of which 964,490 options were vested as of September 30, 2024;

•
334,692 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024, at a weighted-average grant price of $19.88 under the 2016 Incentive Award Plan, of which no restricted stock units were vested as of September 30, 2024;

•
113,519 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024, at a weighted-average grant price of $19.80 under the 2016 Stock Incentive Plan, of which no restricted stock units were vested as of September 30, 2024;

•	974,954 shares of Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2024, at a weighted average exercise price of $46.04 per share;
•	3,511,101 shares of Common Stock reserved for issuance as of September 30, 2024 under the 2016 Incentive Award Plan;
•	27,270 shares of Common Stock reserved for issuance as of September 30, 2024 under the 2016 Stock Incentive Plan;
•	253,377 shares of Common Stock reserved for issuance as of September 30, 2024 under the Inducement Plan; and
•	45,795 shares of Common Stock reserved for issuance as of September 30, 2024 pursuant to our 2016 Employee Stock Purchase Plan, or the 2016 ESPP.
The foregoing table does not give effect to the exercise of any outstanding options or warrants, the vesting of any restricted stock units, or the conversion of any outstanding shares of preferred stock. To the extent options and warrants are exercised, restricted stock units vest, or preferred stock is converted, there may be further dilution.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors described below and in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on 10-Q, incorporated by reference in this prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act. These risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
If you purchase shares of our Common Stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our Common Stock being offered may be higher than the net tangible book value per share of our outstanding Common Stock prior to this offering. Assuming that an aggregate of 4,970,178 shares of our Common Stock are sold at a price of $20.12 per share, the last reported sale price of our Common Stock on Nasdaq on December 12, 2024, for aggregate gross proceeds of approximately $100 million, and after deducting commissions and estimated offering expenses payable by us, investors in this offering would incur immediate dilution of $23.63 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. Additionally, to the extent outstanding stock options or warrants are exercised, investors will experience further dilution. Finally, to the extent we need to raise additional capital in the future and we issue additional shares of Common Stock or securities convertible or exchangeable for our Common Stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our Common Stock offered in this offering.
The Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares of Common Stock in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares of Common Stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by Leerink Partners after we deliver a sales notice will depend on the market price of our Common Stock during the sales period and limits we set with the sales agent. Because of our discretion in delivering and setting the terms of the sales notices under the Sales Agreement and because the price per share of each share sold will vary based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds in ways that ultimately increase the value of your investment. We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including advancement of our product candidate pipeline. The failure by our management to apply these funds effectively could harm our business. Pending these uses, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the price or value of our Common Stock to decline.

USE OF PROCEEDS
We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds of this offering for working capital and general corporate purposes, including advancement of our product candidate pipeline.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF COMMON STOCK
The following description of our Common Stock is not complete and may not contain all the information you should consider before investing in our Common Stock. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended, or the Charter, our amended and restated by-laws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. Each of our Charter and Bylaws is filed as an exhibit to the registration statement of which this prospectus forms a part.
General
As of the date of this prospectus, our authorized capital stock consists of 360,000,000 shares, comprised of 350,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of September 30, 2024 there were 23,896,525 shares of our Common Stock outstanding and 604,268.592 shares of preferred stock outstanding, of which (i) 166,341.592 were designated as Series A Non-Voting Convertible Preferred Stock, $0.0001 par value per share, or the Series A Preferred Stock, and are convertible into 5,544,719 shares of Common Stock and (ii) 437,927 were designated as Series B Non-Voting Convertible Preferred Stock, $0.0001 par value per share, or the Series B Preferred Stock, and are convertible into 437,927 shares of Common Stock.
Common Stock
Our Common Stock is listed on the Nasdaq Global Market under the symbol “RNAC.”
Voting Rights. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our Charter and Bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Charter.
Rights upon Liquidation. In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock
Dividend Rights. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, or the Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.
Other Rights. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Registration Rights
Certain holders of our Common Stock or their transferees are entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act.
These registration rights are granted pursuant to (i) a registration rights agreement, or the RRA, we entered into June 2024 in connection with a private placement of our Common Stock and Series B Preferred Stock, (ii) a registration rights agreement, or the 2023 RRA, we entered into in November 2023 in connection with a private placement of our Common Stock and Series A Preferred Stock, or the 2023 Private Placement, and the Merger, and (iii) a registration rights agreement, or the 2020 RRA, we entered into in connection with the private placement of our Common Stock, which closed on July 31, 2020.
RRA
On July 2, 2024, we entered into the RRA with the purchasers party thereto. Pursuant to the RRA, we were obligated to prepare and file a resale registration statement with the SEC within 30 days of July 3, 2024 and to use our reasonable best efforts to cause such registration statement to be declared effective by the SEC within 90 calendar days of July 3, 2024 (or within 120 calendar days of July 3, 2024 if the SEC reviews the registration statement).
We also agreed, among other things, to indemnify the purchasers party thereto and each of their respective officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees, each person who controls any such purchaser party and the officers, directors, partners, members, managers, stockholders, agents, investment advisers and employees of each such controlling person from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the RRA.
Securities of a holder cease to be registrable securities under the RRA upon the earlier to occur of the following: (A) a sale pursuant to a registration statement or Rule 144 under the Securities Act; and (B) the time such shares become eligible for resale by such holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required by Rule 144(c) and Rule 144(i)(2) and without volume or manner-of-sale restrictions, pursuant to a written opinion letter of counsel for the Company to such effect, addressed, delivered and reasonably acceptable to the Company’s transfer agent.
2023 RRA
In connection with the Merger and the 2023 Private Placement, we entered into the 2023 RRA, pursuant to which we agreed to prepare and file a resale registration statement with the SEC within 90 calendar days following November 15, 2023, with respect to the shares of Common Stock underlying the Series A Preferred Stock issued in the 2023 Private Placement and the Common Stock and Series A Preferred Stock issued to the signatories to the 2023 RRA in the Merger. We also agreed to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC by March 29, 2024 (or by May 13, 2024 if the SEC reviews the registration statement). The parties to the 2023 RRA previously waived these registration requirements, and one signatory to the 2023 RRA has irrevocably waived such registration requirements.
We also agreed to, among other things, indemnify the holders of Common Stock and Series A Preferred Stock signatory thereto, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under such registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the 2023 RRA.
Securities of a holder cease to be registrable securities under the 2023 RRA upon the earlier to occur of the following: (A) a sale pursuant to a registration statement or Rule 144 under the Securities Act; and (B) the time such shares become eligible for resale by such holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter of counsel for the Company to such effect, addressed, delivered and reasonably acceptable to the Company’s transfer agent.
2020 RRA
Holders of registrable securities under the 2020 RRA have registration rights until the earlier of (i) such time as there are no longer any registrable securities held by the purchaser, its affiliates or permitted transferees and (ii) such time as all of the securities can otherwise be sold without regard to the volume or manner-of-sale restrictions pursuant to Rule 144. The registration of shares of Common Stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.
Piggyback Registration Rights. Any time we propose to register any shares of our Common Stock under the Securities Act, subject to certain exceptions, the holders of registrable securities are entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Demand Registration Rights. If the holders of registrable securities request in writing that we effect a registration with respect to all of the registrable securities, we will be required to effect such registration.
Expenses. Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling security holders and blue sky fees and expenses.
Termination of Registration Rights. The registration rights terminate upon the earlier of (i) such time as there are no longer any registrable securities held by the purchaser, its affiliates or permitted transferees and (ii) such time as all of the securities can otherwise be sold without regard to the volume or manner-of-sale restrictions pursuant to Rule 144.
Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws
Some provisions of the DGCL, our Charter and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock. The ability of our Board of Directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our Board of Directors could impede the success of any attempt to effect a change in control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our Board of Directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors.
Elimination of Stockholder Action by Written Consent. Our Charter eliminates the right of stockholders to act by written consent without a meeting.
Staggered Board. Our Board of Directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors. Our Charter provides that no member of our Board of Directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting. Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this law may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors.
Choice of Forum. Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our Charter or Bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder and Section 22 of the Securities Act generally creates concurrent jurisdiction for state and federal courts over suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Amendment of Charter. The amendment of any of the above provisions in our Charter, except for the provision making it possible for our Board of Directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.
The provisions of the DGCL, our Charter and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board of Directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent’s address is 51 Mercedes Way, Edgewood, NY 11717, and its telephone number is (888) 247-6053.
Exchange Listing
Our Common Stock is listed on the Nasdaq Global Market under the symbol “RNAC.”

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

DILUTION
If you invest in our Common Stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after your purchase in this offering. Our net tangible book value of our Common Stock as of September 30, 2024 was approximately $(198.0) million, or approximately $(8.29) per share of Common Stock based upon 23,896,525 basic shares outstanding as of such date. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of basic shares outstanding.
After giving effect to the assumed sale of our Common Stock in the aggregate amount of $100 million at an assumed offering price of $20.12 per share, the last reported sale price of our Common Stock on Nasdaq on December 12, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $(101.2) million, or $(3.51) per share of Common Stock. This represents an immediate increase in net tangible book value of $4.78 per share to our existing stockholders and an immediate dilution in net tangible book value of $23.63 per share to investors in this offering.
The following table illustrates these calculations on a per-share basis. The as adjusted information is illustrative only and will depend on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Common Stock are sold pursuant to this prospectus. The as adjusted information assumes that all of our Common Stock in the aggregate amount of $100 million is sold at the assumed offering price of $20.12 per share, the last reported sale price of our Common Stock on Nasdaq on December 12, 2024. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$20.12
Net tangible book value per share as of September 30, 2024	$(8.29)
Increase in net tangible book value per share attributable to the offering	4.78
As adjusted net tangible book value per share after giving effect to the offering		(3.51)
Dilution per share to investors participating in this offering		$23.63

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 23,896,525 shares of our Common Stock outstanding as of September 30, 2024. The number of shares outstanding as of September 30, 2024 excludes as of such date:
•	5,544,719 shares of Common Stock issuable upon the conversion of 166,341.592 shares of Series A Preferred Stock outstanding as of September 30, 2024;
•	437,927 shares of Common Stock issuable upon the conversion of 437,927 shares of Series B Preferred Stock outstanding as of September 30, 2024;
•
586,800 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $19.66 per share under the 2016 Incentive Award Plan, of which 12,386 options were vested as of September 30, 2024;

•
256,666 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $20.10 per share under the Inducement Plan, of which no options were vested as of September 30, 2024;

•
1,128,723 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $2.72 per share under the 2016 Stock Incentive Plan, of which 964,490 options were vested as of September 30, 2024;

•
334,692 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024, at a weighted-average grant price of $19.88 under the 2016 Incentive Award Plan, of which no restricted stock units were vested as of September 30, 2024;

•
113,519 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024, at a weighted-average grant price of $19.80 under the 2016 Stock Incentive Plan, of which no restricted stock units were vested as of September 30, 2024;

•	974,954 shares of Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2024, at a weighted average exercise price of $46.04 per share;
•	3,511,101 shares of Common Stock reserved for issuance as of September 30, 2024 under the 2016 Incentive Award Plan;
•	27,270 shares of Common Stock reserved for issuance as of September 30, 2024 under the 2016 Stock Incentive Plan;
•	253,377 shares of Common Stock reserved for issuance as of September 30, 2024 under the Inducement Plan; and
•	45,795 shares of Common Stock reserved for issuance as of September 30, 2024 pursuant to the 2016 ESPP.
The foregoing table does not give effect to the exercise of any outstanding options or warrants, the vesting of any restricted stock units, or the conversion of any outstanding shares of preferred stock. To the extent options and warrants are exercised, restricted stock units vest, or preferred stock is converted, there may be further dilution.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Leerink Partners, under which we may offer and sell from time to time shares of Common Stock through Leerink Partners. Sales of shares of Common Stock, if any, under this prospectus will be made at market prices by any method that is deemed to be an “at the market offering,” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or any other trading market for our Common Stock. The below description of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to this registration statement of which this prospectus forms a part.
Leerink Partners will offer shares of our Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of Common Stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us. We may instruct Leerink Partners not to sell shares of Common Stock if the sales cannot be effected at or above the minimum price designated by us in any such instruction. Leerink Partners or we may suspend the offering of shares of our Common Stock being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Leerink Partners will be an amount up to 3.0% of the gross proceeds of any shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Leerink Partners for up to $75,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions and expense reimbursement payable to Leerink Partners under the Sales Agreement, will be approximately $225,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of Common Stock.
Leerink Partners will provide written confirmation to us following the close of trading on Nasdaq on each day in which shares of Common Stock are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of Common Stock sold through it as sales agent on that day, the volume weighted average price of the shares of Common Stock sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of Common Stock sold through Leerink Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of shares of Common Stock during the relevant period. Settlement for sales of shares of Common Stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of shares of Common Stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our Common Stock.
The Common Stock is listed on Nasdaq under the symbol “RNAC.”
Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS
Covington & Burling LLP, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Cartesian Therapeutics, Inc. Leerink Partners LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS
The consolidated financial statements of Cartesian Therapeutics, Inc. at December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Cartesian Therapeutics, Inc. as of and for the years ended December 31, 2022 and 2021 appearing in the Current Report on Form 8-K/A filed on January 23, 2024 of Cartesian Therapeutics, Inc. (formerly known as Selecta Biosciences, Inc.) incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

Up to $100,000,000
Common Stock
PROSPECTUS
Leerink Partners
January 8, 2025